Exhibit 1.2




                      RECKSON OPERATING PARTNERSHIP, L.P.
                       (a Delaware limited partnership)


                                Debt Securities


                                TERMS AGREEMENT


                                                              January 14, 2004

To:        Reckson Operating Partnership, L.P.
           c/o Reckson Associates Realty Corp.
           225 Broadhollow Road
           Melville, New York  11747

Ladies and Gentlemen:

         We understand that Reckson Operating Partnership, L.P. (the "Operating Partnership") proposes to issue and sell $150,000,000 in aggregate principal amount of its 5.15% Notes due January 15, 2011 (the "Notes"). Subject to the terms and conditions set forth or incorporated by reference herein, the underwriters named below (the "Underwriters") offer to purchase, severally and not jointly, the respective aggregate principal amount of Notes set forth below opposite their names at the purchase price set forth below.



                                                 Aggregate Principal Amount
                                                           Of Notes
         Underwriter

Citigroup Global Markets Inc.                              $57,000,000
J.P. Morgan Securities Inc.                                $57,000,000
BNY Capital Markets, Inc.                                   $6,000,000
McDonald Investments Inc.                                   $6,000,000
PNC Capital Markets, Inc.                                   $6,000,000
UBS Securities LLC                                          $6,000,000
Wachovia Capital Markets, LLC                               $6,000,000
Wells Fargo Brokerage Services, LLC                         $6,000,000

Total:                                                    $150,000,000
                                                          ============

         The Notes shall have the following terms:


Title:                                  5.15% Notes due 2011

Rank: The Notes will be unsecured obligations and will rank equally with each other and with all of our other unsecured senior indebtedness, except that the
                                        Notes will be effectively
                                        subordinated to all of our secured
                                        debt and to all liabilities of our
                                        subsidiaries.

Ratings                                 Ba1 by Moody's Investors Service
                                        BBB- by Standard & Poor's

Aggregate Principal Amount:             $150,000,000

Aggregate Principal Amount of
Option Notes:                           N/A

Initial public offering price:          99.735% of the principal amount, plus
                                        accrued interest or amortized original
                                        issue discount amount, if any,
                                        from the date of issuance.

Purchase price:                         99.110% of the principal amount, plus
                                        accrued interest or amortized original
                                        issue discount amount, if any, from the
                                        date of issuance (payable in same day
                                        funds).

Interest rate:                          The interest rate for the Notes is
                                        5.15%.

Interest Payment Dates:                 Interest  on the Notes is payable
                                        semi-annually  in arrears on July 15
                                        and January 15 of each year, commencing
                                        July 15, 2004.

Maturity Dates:                         The Notes will mature on January 15,
                                        2011.

Redemption provisions:                  The Notes are redeemable at any time
                                        at the option of the Operating
                                        Partnership, in whole or in part,
                                        at a redemption price equal to the
                                        sum of (i) the principal amount of
                                        the Notes being redeemed, (ii)
                                        unpaid interest accrued thereon to
                                        the redemption date and (iii) the
                                        Make-Whole Amount, if any, with
                                        respect to such Notes.

Sinking Fund requirements:              N/A

Conversion provisions:                  N/A

Other terms and conditions:             N/A

Closing date and location:              January 22, 2004 at the offices of
                                        Sidley Austin Brown & Wood LLP, 787
                                        Seventh Avenue, New York, New York
                                        10019.



         All of the provisions contained in the document attached as Annex I hereto entitled "RECKSON OPERATING PARTNERSHIP, L.P. -- Debt Securities -- UNDERWRITING AGREEMENT" are hereby incorporated by reference in their entirety herein and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Terms defined in such document are used herein as therein defined.

         Please accept this offer no later than 5 o'clock p.m. (New York City time) on January 14, 2004 by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.

                                   Very truly yours,

                                   CITIGROUP GLOBAL MARKETS INC.

                                   By:           /s/ Paul Ingrassia
                                         -----------------------------------
                                         Name:  Paul Ingrassia
                                         Title:    Managing Director

                                   J.P. MORGAN SECURITIES
INC.

                                   By:           /s/ Maria Sramek
                                         -----------------------------------
                                         Name:  Maria Sramek
                                         Title:    Vice President

         Acting on behalf of themselves and as Representatives for the other named Underwriters.

Accepted:

RECKSON OPERATING PARTNERSHIP, L.P.


By:      RECKSON ASSOCIATES REALTY CORP., its sole general partner


By:           /s/ Michael Maturo
    --------------------------------------
         Name:    Michael Maturo
         Title:   Executive Vice President
                  and Chief Financial Officer